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                             CONSULTANT AGREEMENT

     AGREEMENT, made as of the 10th day of May, 1998 between Educational Video Conferencing, Inc., a Delaware corporation with offices at 35 East Grassy Sprain Road, Yonkers, New York 10710 (hereinafter referred to as "EVC"), and Mr. William Coda (hereinafter referred to as the "Consultant").

                                  WITNESSETH

     WHEREAS, the parties wish to enter into an agreement pursuant to which the Consultant will act as a Consultant to EVC on the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, it is agreed as follows:

     1. EVC hereby engages the Consultant as an independent consultant and not as an employee, on a non-exclusive basis and Consultant hereby accepts such engagement in accordance with the terms hereof.

     2. The Consultant will advise and give EVC the benefit of his knowledge, information, expertise and contacts in corporations with tuition reimbursement policies. Such services will include, but will not be limited to, developing new corporate markets for EVC's services throughout the United States and abroad, when and if applicable. For the purposes of this agreement, developing new corporate markets shall mean introducing EVC personnel to senior persons affiliated with the aforementioned institutions; arranging meetings between same; if possible, accompanying designated EVC personnel to such meetings and in general exercising the Consultant's best efforts to bring about a contract or agreement between EVC and the institutions for EVC's services.

     (a) It is understood by the parties that the Consultant will work only on corporate or government initiatives for EVC and that this work shall not be a conflict of interest in any way with the Consultant's current position at Merrill Lynch. The Consultant shall not be compensated by EVC in any manner for either dealing with EVC on behalf of Merrill Lynch or for the discharge of his official duties pursuant to his current employment at Merrill Lynch.

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     (b) It is further understood that the Consultant shall not solicit any such corporations without the prior written permission of Dr. John J. McGrath, President of EVC. In the event that such unauthorized solicitation should occur, no commissions shall be due and owing the Consultant hereunder.

     3. As full compensation for his services hereunder, the Consultant will be paid, for the period of five (5) years from the date of this agreement, a fee computed as follows:

     (a) For any contract or agreement with an authorized corporate client brought about through the direct efforts of the Consultant, at a rate of 2 1/2% (TWO AND ONE HALF PER CENT) of the gross amount actually collected by EVC in connection with services provided under such contract.

     (b) In addition to the above amounts, EVC shall pay to the Consultant the amount of $5,000.00 per month for his work involving new initiatives on behalf of EVC. This monthly payment shall be over and above any amounts as specified in paragraph 3a above, which may be due and payable to the Consultant. EVC reserves the right to cancel this monthly payment in the event that EVC at any time during the term of this agreement.

     4. (a) EVC will pay to the Consultant, on a bi-monthly (every other month) basis, the amounts due to him, if any, pursuant to paragraph 3a above, which amounts have actually been collected by EVC during the preceding two months in connection with contracts or agreements brought about through the efforts of the Consultant. Such bi-monthly payments shall be accompanied by a statement reflecting the full amounts collected by EVC in connection with such contracts or agreements during the preceding two months. In addition, EVC will provide to Consultant annually a statement of all monies received in connection with such contracts during the preceding calendar year.

     (b) EVC also agree to pay to the Consultant, on a monthly basis, the amount due to him pursuant to paragraph 3b above. Such payment shall be made on the first day of each month beginning with the first day of the first month following the execution of this agreement and shall end concurrently with the termination of this agreement.

     5. This agreement shall commence on the date first indicated above and will continue for a period of five years thereafter. However, this agreement may be terminated by EVC at any time prior to the termination date by giving a minimum of THIRTY (30) days' prior written notice thereof to the Consultant. In such a case, the Consultant will continue to receive any commissions due him pursuant to paragraph 3a, for any contracts consummated prior to said termination.

     6. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

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     7. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

     8. Any and all notices required hereunder shall by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

     9. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

10. Any disputes arising hereunder shall be determined by way of arbitration before the American Arbitration Association at their offices located in White Plains, New York.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the date first appearing above.

EDUCATIONAL  VIDEO CONFERENCING,  INC.

By:  /s/
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     Dr. John J. McGrath
     President

CONSULTANT

By:  /s/
   ------------------------------
Mr. William Coda

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